Exhibit 10(k)

                            INDEMNIFICATION AGREEMENT

      This Agreement made and entered into effective the ____day of _____, ____, by and between CHEMFIRST INC., a Mississippi corporation, (hereinafter "the COMPANY"), and ___________________________, (hereinafter "the INDEMNITEE").

      WHEREAS, competent and experienced persons are becoming more reluctant to serve as directors or officers of publicly-held corporations, or as directors or officers of their subsidiaries or affiliates, unless they are provided with adequate protection against claims asserted against them for their activities on behalf of such corporations, generally through insurance and indemnification; and

      WHEREAS, uncertainty in the interpretation of statutes, regulations, case law and public policies relating to indemnification of corporate directors and officers makes difficult an adequate and reliable assessment of the risks to which such directors and officers may be exposed particularly in light of the proliferation of lawsuits against directors and officers; and

      WHEREAS, the Board of Directors of the COMPANY, based upon its business experience, has concluded that the continuation of present trends in litigation against corporate directors and officers inevitably makes it more difficult for the COMPANY to attract and retain directors and officers of the highest degree of competence committed to the active and effective direction and supervision of the business of the COMPANY, its subsidiaries, or affiliates, and the Board deems such consequences to be so detrimental to the best interests of the COMPANY's stockholders that it has concluded that the COMPANY should act to provide its directors, officers and certain officers of its subsidiaries with enhanced protection against inordinate risks attendant with their positions to assure that the most capable persons otherwise available will be attracted to such positions and, in such connection, said Board of Directors has further concluded that it is reasonable, prudent and necessary for the COMPANY to obligate itself contractually to indemnify its directors, officers, and certain officers of its subsidiaries to the maximum extent permitted by applicable law, for expenses and liabilities that might be incurred by such directors and officers in connection with claims lodged against them for their decisions and actions as directors or officers; and

      WHEREAS, the Mississippi Business Corporation Act authorizes a corporation to indemnify any director or officer or former director or officer or any person who may have served at its request as a director or officer in another corporation in which it owns shares of capital stock against expenses actually and reasonably incurred by him in connection with any defense of any action, suit or proceeding, civil, criminal, administrative, arbitrative or investigative, in which he is made a party by reason of having been such a director or officer, with certain exceptions set forth therein; and

      WHEREAS, the Mississippi Business Corporation Act also authorizes the corporation to obligate itself in advance to provide indemnification to the fullest extent permitted by law by a provision in its Articles of Incorporation or by any Bylaw or resolution adopted or contract approved by its Board of Directors or by its stockholders after notice; and

      WHEREAS, Article XI of the COMPANY's Amended and Restated Articles of Incorporation limits certain personal liabilities of directors, and further,
Article VII "Indemnification" of the COMPANY's Bylaws provide for indemnifying directors, officers and employees (such provisions attached hereto as Exhibit A (hereinafter, the "Indemnification Policy")); and

      WHEREAS, the COMPANY desires INDEMNITEE to serve or continue to serve as a director or officer of the COMPANY or as a director or officer of a subsidiary, of which he has been or is serving, or will serve, at the request of the COMPANY, free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his being a director or officer of the COMPANY or of a subsidiary; and

      WHEREAS, INDEMNITEE is willing to serve, or to continue to serve, or to take on additional service for, the COMPANY or its subsidiaries in such capacities if he be indemnified as provided for herein;

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the COMPANY and INDEMNITEE do hereby covenant and agree that the INDEMNITEE shall be indemnified to the fullest extent permitted by applicable law and the Indemnification Policy as follows:

      1. Agreement to Serve. INDEMNITEE will serve and continue to serve at the will of the COMPANY as a director or officer of the COMPANY or any other company, partnership, joint venture, trust, employee benefit plan at the request of the COMPANY, faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws; provided that INDEMNITEE may at any time and for any reason resign from such position (subject to any contractual obligations which INDEMNITEE shall have assumed apart from this Agreement) and provided further that the COMPANY shall have no obligation to continue the INDEMNITEE in any such position.

      2.    Indemnification.

                  (a) The COMPANY shall, as promptly as practicable, indemnify to the fullest extent permitted by applicable law the INDEMNITEE as a director or officer of the COMPANY or any other company, partnership, joint venture, trust, employee benefit plan or other enterprise for which INDEMNITEE is or was serving at the request of the COMPANY, against any and all liabilities, expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with the foregoing), that may actually and reasonably be incurred by the INDEMNITEE in connection with or resulting from or arising out of any claim, action, suit or proceeding (actual or threatened), in which the INDEMNITEE may be involved as a party or otherwise, by reason of serving in his capacity as a director or officer whether before or after adoption of this Agreement provided that such INDEMNITEE (i) in the case of a former or present director
            (A) is wholly successful, on the merits or otherwise, with respect thereto, or (B) acted in good faith and, in the case of conduct in his official capacity with the COMPANY, in a manner that such INDEMNITEE reasonably believed to be in the best interests of the COMPANY, or, in all other cases, not opposed to, the best interests of the COMPANY, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful or (ii) in the case of a former or present officer who is not also a director or is also a director but is involved in the proceeding only in his capacity as an officer, (A) meets the standards of clause (i)(A) or (B) above and (B) has not been found liable for (I) receipt of a financial benefit to which he is not entitled, (II) an intentional infliction of harm on the COMPANY or its shareholders, or (III) an intentional violation of criminal law. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the INDEMNITEE did not meet the standard of conduct described above.

                  (b) With respect to any completed action or suit by or in the right of the COMPANY to procure a judgment in its favor, any INDEMNITEE otherwise entitled to indemnification shall not be entitled to indemnification, except for reasonable expenses incurred in connection with the proceeding if it is determined in accordance with Paragraphs 2(d), 2(e) or 2(h), as applicable, that the INDEMNITEE has met the relevant standard of conduct in Paragraph
            (a), unless and only to the extent that the court in which the action or suit was brought, or another court of competent jurisdiction, shall determine upon application that either the INDEMNITEE is entitled to indemnification or an advance of expenses pursuant to applicable law or, in view of all circumstances of the case, such INDEMNITEE is fairly and reasonably entitled to indemnity for such liabilities and expenses which such court shall deem to be proper.

                  (c) To the extent that the INDEMNITEE has been successful on the merits or otherwise in the defense of any action, suit or proceeding, or any claim, issue or matter therein, such INDEMNITEE shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Indemnification hereunder shall be made by the COMPANY only after a determination that it is proper in the circumstances because the INDEMNITEE met the applicable standard of conduct in Paragraph (a) above. That determination, subject to Paragraphs 2(e) and 2(h) below, shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to or otherwise a subject of the proceeding or having a familial, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made (each such director meeting the foregoing criteria, a "Disinterested Director"), or by a duly authorized committee thereof consisting of two or more Disinterested Directors, (ii) by special legal counsel selected in the manner prescribed in clause (i) or if such counsel cannot be so selected, by special counsel selected by a majority vote of the entire Board of Directors, or (iii) by the stockholders, but shares owned by or voted under the control of directors who at the time do not qualify as a Disinterested Director, may not be voted in the determination.

                  (e) The COMPANY agrees that if there is a Change in Control
            (as defined below) of the COMPANY then with respect to all matters thereafter arising concerning the rights of the INDEMNITEE to indemnity payments, including the advancement of expenses, under this Agreement or any other agreement or COMPANY Bylaws now or hereafter in effect, the COMPANY shall seek legal advice only from independent legal counsel selected by INDEMNITEE and approved by the COMPANY (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the COMPANY and INDEMNITEE as to whether and to what extent the INDEMNITEE would be permitted to be indemnified under applicable law. The COMPANY agrees to pay the reasonable fees and expenses of the independent legal counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the COMPANY or a corporation owned directly or indirectly by the stockholders of the COMPANY in substantially the same proportions as their ownership of stock of the COMPANY, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the COMPANY representing 45% or more of the total voting power represented by the COMPANY's then outstanding securities which vote generally in the election of directors (the "Voting Securities"), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the COMPANY and any new director whose election by the Board of Directors or nomination for election by the COMPANY's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the COMPANY approve a merger or consolidation of the COMPANY with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the COMPANY outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the COMPANY or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the COMPANY approve a plan of complete liquidation of the COMPANY or an agreement for the sale or disposition by the COMPANY of (in one transaction or a series of transactions) all or substantially all the COMPANY's assets.

                  (f) The INDEMNITEE seeking indemnity hereunder must promptly notify the Board of Directors of the COMPANY of all relevant facts after becoming aware of a claim or potential claim, and except in the case of a claim by or on behalf of the COMPANY, must permit the COMPANY, at its option, to participate in and jointly control the defense of such claim and any resulting suit or action.

                  (g) Expenses incurred in connection with any claim, action, suit or proceeding, actual or threatened, other than a direct action by the COMPANY against the INDEMNITEE (1) may, prior to a Change in Control, be paid by the COMPANY in advance of the final disposition of such claim, action, suit or proceeding if authorized by (i) the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or by a duly authorized committee thereof consisting of two or more Disinterested Directors, (ii) special legal counsel selected in the manner prescribed in (i) above or if such counsel cannot be so selected, by special counsel selected by a majority vote of the entire Board of Directors or (iii) by the stockholders, but shares owned by or voted under the control of directors who at the time do not qualify as a Disinterested Director may not be voted on the determination and upon receipt of (i) a written affirmation by the INDEMNITEE of his good faith belief that he has met the relevant standard of conduct described in Paragraph 2(a) above or that the proceeding involves conduct for which liability has been eliminated under a provision of the COMPANY's Amended and Restated Articles of Incorporation and (ii) a written undertaking by or on behalf of the

            INDEMNITEE to repay such amount if he is not wholly successful on the merits or otherwise in his defense which would entitle him to mandatory indemnification under Paragraph 2(c) hereof and unless it shall ultimately be determined in accordance with Paragraphs 2(d) or 2(h) that INDEMNITEE has not met the applicable standard of conduct described in Paragraph 2(a) hereof or (2) shall, after a Change in Control, be paid by the COMPANY in advance of the final disposition of such claim, action, suit or proceeding upon receipt of (i) a written affirmation by the INDEMNITEE of his good faith belief that he has met the relevant standard of conduct described in Paragraph 2(a) above or that the proceeding involves conduct for which liability has been eliminated under a provision of the COMPANY's Amended and Restated Articles of Incorporation and (ii) a written undertaking by or on behalf of the INDEMNITEE to repay such amounts if he is not wholly successful on the merits or otherwise in his defense which would entitle him to mandatory indemnification under Paragraph 2(c) hereof and unless it shall ultimately be determinated in accordance with Paragraphs 2(e) or 2(h) that INDEMNITEE has not met the applicable standard of conduct described in Paragraph 2(a) hereof.

                  (h) The applicable party reviewing the claim for
            indemnification pursuant to Paragraph 2(d)(i), (ii) or (iii) or, pursuant to Paragraph 2(e) or pursuant to Paragraph 2(g)(1) shall be referred to herein as the "Reviewing Party." Any determination by the applicable Reviewing Party that the INDEMNITEE is not (i) entitled to an advancement of expenses pursuant to Paragraph 2(g) or
            (ii) entitled to indemnification pursuant to Paragraph 2(d) shall not become binding until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the applicable Reviewing Party or if the Reviewing Party determines that the INDEMNITEE substantively would not be permitted to be indemnified in whole or in part under applicable law or would not be entitled to the advancement of expenses, the INDEMNITEE shall have the right to commence litigation in any court in the State of Mississippi having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the COMPANY hereby consents to service of process and to appear in any such proceeding.

      3.    Enforcement.

                  (a) The COMPANY expressly confirms and agrees that it has
            entered into this Agreement and assumed the obligations imposed on the COMPANY to induce the INDEMNITEE to continue as a director or officer of the COMPANY or of any other corporation, company, partnership, joint venture, trust, employee benefit plan, or other enterprise for which INDEMNITEE was or is serving at the request of the COMPANY, and acknowledges that the INDEMNITEE is relying upon this Agreement in continuing in such capacity or capacities.

                  (b) The COMPANY shall reimburse the INDEMNITEE for all the
            INDEMNITEE's costs and expenses incurred in connection with successfully establishing his right to indemnification under this Agreement in whole and in part.

      4. Exclusivity. The indemnification provided hereunder shall not be deemed exclusive of, or diminish or otherwise restrict, any other rights to which those indemnified may be entitled under any provision of law, the Articles of Incorporation or Bylaws of the COMPANY, this Agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity referred to in Paragraph 2 of this Agreement and shall continue after INDEMNITEE has ceased to occupy such position or positions.

      5. Multiplicity of Claims. If several claims, issues or courses of action are involved, the INDEMNITEE may be entitled to indemnification as to some matters even though such INDEMNITEE is not entitled to indemnification as to other matters.

      6. Purchase of Insurance. The COMPANY may purchase and maintain insurance on behalf of any INDEMNITEE covered hereunder where insurance is obtainable, against any liability, or part thereof, asserted against such INDEMNITEE and incurred by such INDEMNITEE in any capacity or arising out of such INDEMNITEE's status as such, whether or not the COMPANY would have the power to indemnify INDEMNITEE against such liability hereunder or otherwise.

      7. Severability. If any of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality or enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in anyway be affected or impaired thereby, and to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provision to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect the intent manifested by the provision held invalid, illegal or unenforceable.

      8. Binding Effect. This Agreement shall be binding upon the INDEMNITEE and the COMPANY, its successors and assigns, (including any transferees of all or substantially all of its assets and any successor by merger or operation of law), and shall inure to the benefit of the INDEMNITEE, his heirs, personal representatives, estate or assigns.

      9. Amendment and Termination. No amendments, modifications, terminations or cancellations of this Agreement shall be effective unless signed in writing by both the INDEMNITEE and the COMPANY.

      10. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the construction thereof.

      11. Change in Law. To the extent that a change in the Mississippi Business Corporation Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the COMPANY's Bylaws and this Agreement, it is the intent of the parties hereto that the INDEMNITEE shall enjoy by this Agreement the greater benefits so afforded by such change.

      12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Mississippi applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

      13. Disputes. All claims and controversies arising out of or in connection with this Agreement shall be subject to binding arbitration by a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") or the existing Rules of Practice and Procedures of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"). Any arbitration shall occur in Jackson, Mississippi and any judgment on the award rendered in such arbitration shall be entered in any state or federal court having jurisdiction. The party filing the arbitration shall have the right to select either AAA or JAMS.

      14. Notification. The INDEMNITEE agrees to notify the COMPANY promptly in writing upon being served any citation, complaint, indictment or other document covered hereunder, either civil or criminal.

      15. Notices. All notices, requests, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand and receipted for by the party to whom said notice or other communication shall be directed, or by mail certified or registered with postage prepaid on the third business day after which so is mailed.

                  If to INDEMNITEE:       ___________________________

                                          ___________________________

                                          ___________________________


                  If to COMPANY:          J. Steve Chustz, General Counsel
                                          ChemFirst Inc.
                                          Post Office Box 1249
                                          Jackson, MS  39215-1249

      IN WITNESS WHEREOF, the parties have caused this Agreement to be entered into on the day and year first above written.


      CHEMFIRST INC.                            INDEMNITEE


      By:________________________               _______________________